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                                                                   Exhibit 10.14


                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is dated as of March 4, 1998, and is entered into between Asset Alliance Corporation, a Delaware corporation (the "Company"), and David R. Long (the "Employee").

      WHEREAS, the Employee and the Company are parties to an Employment Agreement, dated as of July 8, 1996 (the "Prior Agreement"); and

      WHEREAS, the Employee and the Company have agreed to amend the Prior Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.    EMPLOYMENT AND TERM.

      (a) The Employee shall continue to serve as the Company's Senior Vice President, Acquisitions and Strategic Planning, and in such other executive managerial position or positions with the Company or its subsidiaries or affiliates as shall hereafter be designated by the Board of Directors of the Company (the "Board"), to perform such managerial duties consistent with the usual duties of an officer of his status. Such employment shall be on the terms and conditions set forth herein. The Employee hereby accepts such employment and agrees to devote an amount of his business time consistent with his employment under the Prior Agreement and appropriate to the faithful and diligent performance of the duties of his office as determined by the Board. The Company acknowledges that the Employee is employed on a full-time basis by Arthur J. Gallagher & Co. ("AJG") and his primary employment responsibility and loyalty is to AJG and that he will fulfill his duties hereunder at such location or locations as is consistent with the fulfillment of his primary duties to AJG. Employee represents and warrants that AJG has been apprised of this Agreement and has consented to Employee's employment hereunder pursuant to the terms and conditions of this Agreement.

      (b) The term of the Employee's employment by the Company shall commence as of February 1, 1998 (the "Effective Date"), and continue for a period of one year from such date unless sooner terminated pursuant to the terms hereof. Within thirty (30) days of each anniversary of this Agreement, the Company may elect, with the Employee's written consent, to extend the term for an additional one year period on the same terms and conditions as are provided herein unless otherwise specified in the election notice.
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2.    COMPENSATION.

      (a) Salary. The Company shall compensate the Employee with a base salary of $105,000 per annum, commencing on the Effective Date and payable in accordance with the normal payroll practices of the Company.

      (b) Discretionary Bonus. Employee shall be eligible to receive a discretionary annual bonus in the sole discretion of the Board.

      (c) Stock Options. In consideration of the Employee's agreement to substitute this Agreement for the Prior Agreement, and subject to the approval of the Company's Board, the Company shall grant to the Employee options to purchase 20,000 shares of the Common Stock as of the date hereof on the following terms and such other terms as the Board or the Stock Option or Compensation Committee thereof may determine: (1) the options shall be exercised within ten (10) years of the date hereof; (2) the options shall vest and become exercisable on the date of grant; and (3) the exercise price shall be $10 per share, which the Board agrees is the estimated fair market value of the Company's shares on the date hereof.

      (d) Benefits. Unless otherwise specifically approved by the Board, the Employee shall not be entitled to participate in any Company sponsored employee benefit programs so long as Employee is a full-time employee of AJG or another organization.

      (e) Expenses. The Company shall pay or reimburse the Employee for all expenses normally reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder including, without limitation, for traveling, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations adopted pursuant thereto now or hereafter in effect.

3.    TERMINATION.

      (a) This Agreement may be terminated by the Company for any reason at any time. The Company agrees to provide Employee ten (10) days prior notice setting forth the date the termination will be effective, except where the termination is for Cause (as defined in Section 3(e)).

      (b) In the event that the Employee's employment with the Company is terminated by the Company without Cause (as defined in Section 3(e)), then during the period from the effective date of termination through the date on which the then-current term of this Agreement was to expire, the Employee shall continue to receive his base salary. All stock options held by the Employee, to the extent vested, must be exercised within thirty (30) days of the effective date of Employee's termination.


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      (c) In the event the Employee's employment with the Company is terminated upon the Employee's death or Permanent Disability (as such term is defined in Section 3(f) hereof), the Employee or his legal representative shall be entitled to receive any accrued but unpaid base salary. All stock options held by Employee shall, to the extent vested on the termination date, be exercisable within one year of the termination date.

      (d) In the event of Employee's voluntary termination or a termination of Employee by the Company for Cause (as defined in Section 3(e)), the Company shall not be obligated to pay Employee any unpaid compensation and Employee shall forfeit any stock options held by Employee.

      (e) For purposes hereof, "Cause" shall mean any of the following: (i) the inability or refusal of the Employee to perform his duties as an employee in a manner consistent with the provisions of Section 1(a) to the satisfaction of the Board; (ii) a material breach of any fiduciary duty or other material dishonesty by the Employee with respect to the Company or any affiliate thereof resulting in actual material harm to the Company or such affiliate; or (iii) the conviction of the Employee for a felony.

      (f) For purposes hereof, "Permanent Disability" shall mean the total incapacitation of the Employee so as to preclude performance of the duties of his employment hereunder for an aggregate period of six months in any twelve month period.

      (g) Employee shall have no obligation to seek to mitigate any amounts payable under this Section 3 and any amounts he receives from other employment shall not be offset against or otherwise reduce the amount due Employee hereunder.

4.    NONCOMPETITION; NONINTERVENTION

      (a) Subject to the provisions of Section 1 above, while in the employ of the Company the Employee agrees to devote a sufficient amount of his time, attention and energies to the performance of the business of the Company to fulfill the duties contemplated by Section 1 hereof, and the Employee shall not, directly or indirectly, along or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any other corporation, partnership or other business organization, be actively engaged in or concerned with any other duties or pursuits (other than his employment by AJG and its affiliates) which interfere with the performance of his duties as an Employee of the Company, or which, even if noninterfering, may be contrary to the best interests of the Company.

      (b) Until six (6) months after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause), the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization, engage


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in the business of acquiring equity interests of, or otherwise investing in, investment management firms (other than activities undertaken in the ordinary course of performing his duties as an employee of AJG to the extent that such activities do not constitute a breach of any noncompetition covenant of AJG to the Company). For a period of six (6) months after the termination or cessation of the Employee's employment with the Company for any reason (including termination of employment by the Company without Cause) the Employee shall not, directly or indirectly, alone or as a member of any partnership or other business organization, or as a partner, officer, director, employee, stockholder, consultant or agent of any corporation, partnership or business organization (i) request or cause any customer of the Company or its affiliates to cancel or terminate any business relationship with the Company or such affiliate, or (ii) solicit or otherwise cause any employee of the Company or its affiliates to terminate such employee's relationship with the Company or such affiliate.

5.    CONFIDENTIAL INFORMATION.

      (a) The Employee will not at any time, whether during or after the termination or cessation of his employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company or in the ordinary course of performing his duties as an employee of AJG or except as may be in the public domain through no fault of the Employee, and the Employee shall keep secret all matters entrusted to him and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

      (b) The Employee agrees that during his employment he shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. The Employee shall not, after the termination or cessation of his employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination or cessation of his employment the Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

6.    BINDING EFFECT.

      This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and the Company's successors or assigns (whether resulting from any reorganization, consolidation or merger of the Company or any business to which all or substantially all of the assets of the Company are sold) and the Employee's heirs, executors and legal representatives.

7.    ENTIRE AGREEMENT.


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      This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof, supersedes all prior agreements and understandings with respect thereto (including the agreement dated as of March 4, 1998) and cannot be modified, amended, waived or terminated, in whole or in part, except in writing signed by the party to be charged.

8.    ARBITRATION.

      (a) All disputes between Employee and the Company of any kind whatsoever, including, without limitation, all disputes relating in any manner to the employment or termination of Employee and all disputes arising under this Agreement, but excluding (at the Company's option) any proceedings pursuant to
Section 9, shall be resolved by arbitration ("Arbitrable Claims"). Arbitration shall be final and binding upon the parties and shall be the exclusive remedy for all Arbitrable Claims. THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO ARBITRABLE CLAIMS.

      (b) Arbitration of Arbitrable Claims shall be in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association ("AAA Employment Rules"), except as provided otherwise in this Agreement. There shall be one arbitrator selected in accordance with the AAA Employment Rules. In any arbitration, the burden of proof shall be allocated as provided by applicable law. Either party may bring an action in court to compel arbitration under this Agreement and to enforce an arbitration award. Otherwise, neither party shall initiate or prosecute any lawsuit or administrative action in any way related to any Arbitrable Claim. All arbitration hearings under this Agreement shall be conducted in New York, New York. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 8. The fees of the arbitrator shall be split between both parties equally.

      (c) All proceedings and all documents prepared in connection with any Arbitrable Claim shall be confidential and, unless otherwise required by law, the subject matter thereof shall not be disclosed to any person other than the parties to the proceedings, their counsel, witnesses and experts, the arbitrator and, if involved, the court and court staff.

      (d) The rights and obligations of Employee and the Company as set forth in this Section 8 with respect to arbitration shall survive the termination of Employee's employment and the expiration of this Agreement.

9.    RIGHT TO INJUNCTION.

      The Employee acknowledges and agrees that irreparable and immediate damage will result to the Company if the Employee breaches his obligations under
Section 4 or Section 5 hereof. In the event of a breach by the Employee of
Section 4 or Section 5 hereof, the Company shall be entitled to such equitable and injunctive relief as may be available to restrain the Employee from the violation of such provisions. The remedies provided in this Agreement shall be deemed


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cumulative and the exercise of one shall not preclude the exercise of any other remedy at law or in equity for the same event or any other event.

10.   INDEMNIFICATION.

      The Company shall indemnify Employee to the fullest extent permitted by law (including, without limitation, advancement of legal fees on a current basis) for all matters related to or arising from Employee's service as an officer, director and/or fiduciary of any benefit plan of the Company. The Company shall cover Employee during and after Employee's employment under the Company's director and officer liability insurance to the greatest extent afforded any senior officer and director of the Company.

11.   MISCELLANEOUS.

      (a) Amendments. No amendment, modification or waiver of any of the terms of this Agreement shall be valid unless made in writing and signed by the Employee and the Company.

      (b) Successors in Interest. All provisions of this Agreement shall survive the termination or cessation of the Employee's employment with the Company and shall be binding upon and inure to the benefit of and be enforceable by and against the respective heirs, executors, administrators, personal representatives, successors and assigns of either of the parties to this Agreement.

      (c) Waiver. The waiver by the Company of a breach of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

      (d) Notices. All notices to be given hereunder shall be in writing and personally delivered or sent certified mail, return receipt requested. Notices to be given to the Employee shall be sent to the address indicated below the Employee's signature below. Notices to be given to the Company shall be sent to Asset Alliance Corporation, 800 Third Avenue, New York, New York 10022, to the attention of Arnold L. Mintz, Executive Vice President. Notices of any changes in the above addresses shall be given to the other party in writing.

      (e) Severability. If any provision of this Agreement shall contravene any law of any particular state where the Employee shall perform services for the Company, then this Agreement shall be first construed to be limited in scope and duration so as to be enforceable in that state, and if still unenforceable, shall then be construed as if such provision is not contained herein.

      (f) Governing Law. This Agreement shall be governed by the laws of the State of New York without regard to the conflict of laws principles thereof.


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      (g) Counterparts. This Agreement may be executed in two or more counterparts, and by each party on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                          ASSET ALLIANCE CORPORATION



                                          By:  /s/ Arnold L. Mintz
                                              ---------------------------------
                                          Name:    Arnold L. Mintz
                                          Title:   Executive Vice President


                                           /s/  David R. Long
                                          -------------------------------------
                                                David R. Long

                                          Employee's Address:
                                          650 Skye Lane
                                          Barrington, Illinois  60010


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